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                                                                 EXHIBIT (n)



                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees and Shareholders
  Van Kampen American Capital Prime Rate Income Trust:



We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" and "Experts" in the Prospectus.



                                                /s/ KPMG Peat Marwick LLP


Chicago, Illinois
January 28, 1998